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                                                                    Exhibit 8.1




August __, 1997


COROMED, Inc.
Rensselaer Technology Park
185 Jordan Road
Troy, NY 121180-8343


Re: Certain Federal Income Tax Consequences of the Triangular Merger of COROMED with Omnicare
         -------------------------------------------------------------------

Ladies and Gentlemen:


Pursuant to an agreement dated as of January 27, 1997, as amended and restated as of August 19, 1997, among COROMED, Inc. ("Company"), Omnicare, Inc. ("Omnicare"), and Coromed Acquisition Corporation ("Merger Sub") (the "Merger Agreement"), Merger Sub, a wholly-owned subsidiary of Omnicare, will merge with and into Company (the "Merger"). Capitalized terms not otherwise defined in this opinion have the meanings ascribed to such terms in the Merger Agreement or the other documents referred to in the Merger Agreement.


We have acted as legal counsel to Company in connection with the Merger and you have requested our opinion regarding certain federal income tax consequences of the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents:

         1.       The Merger Agreement;

         2. Such other instruments and documents related to the formation, organization and operation of Company, Omnicare, and Merger Sub and to the consummation of the Merger as we have deemed necessary or appropriate.



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COROMED, Inc.
August __, 1997
Page 2



In preparing our opinion, as set forth below, we have reviewed such other documents relating to the Merger and such federal income tax authority as we deemed relevant under the circumstances. For purposes of this opinion, we have assumed, with your permission and without independent investigation, that (i) original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the date of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness of those documents and (ii) the Merger will be effective under the laws of the State of Delaware.


Furthermore, as to certain facts material to our opinion that we did not independently establish or verify, we have relied upon the accuracy of statements and representations of officers of each of Company and Omnicare (the "Certifications") contained in representation letters, each bearing today's date, copies of which are attached hereto.


                                    OPINIONS
                                    --------

Based upon the foregoing, it is our opinion that for federal income tax purposes the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and Company, Omnicare, and Merger Sub will each be a party to the reorganization within the meaning of Section 368(b) of the Code. It is also our opinion that (i) a Company shareholder will not recognize gain or loss upon the exchange of Company Common Stock solely for Omnicare Common Stock; (ii) the payment of cash to a Company shareholder in lieu of a fractional share interest in Omnicare Common Stock will be treated as if the fractional share had been distributed as part of the exchange and then redeemed by Omnicare; and (iii) any such cash payment will be treated as having been received as a distribution in payment for the Omnicare Common Stock hypothetically redeemed as provided in
Section 302 of the Code, and generally should result in the recognition of capital gain or loss measured by the difference between the amount of cash received and the portion of the tax basis of the Company Common Stock allocable to such fractional share interest.

                                      * * *

Our opinions set forth herein are based upon existing law, regulations, administrative pronouncements and judicial decisions, all as in effect as of today's date. All such authorities are subject to change, either prospectively or retroactively. No assurance can be provided as to the effect of any such change on our opinions. If any of the facts, assumptions or Certifications on


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COROMED, Inc.
August __, 1997
Page 3


which our opinions are based is incorrect, please advise us so that we may consider the effect, if any, on our opinions.

The opinions set forth herein have no binding effect on the United States Internal Revenue Service or the courts. Accordingly, no assurance can be given that, if the matter were contested, a court would agree with the opinions set forth above.


We hereby consent to the use of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to this firm under the captions "LEGAL OPINIONS," "SUMMARY" and "CERTAIN FEDERAL INCOME CONSEQUENCES OF THE MERGER." In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.



Very truly yours,




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                                  COROMED, Inc.
                           Rensselaer Technology Park
                                 185 Jordan Road
                              Troy, NY 121180-8343

                                 August __, 1997


Morgan, Lewis & Bockius LLP
2000 One Logan Square
Philadelphia, PA  19103-6993

                  Re:      Acquisition by Omnicare
                           -----------------------

Dear Sirs:

                  This letter is provided to you in connection with the tax opinion letter to be issued by your firm with respect to certain transactions to be consummated pursuant to an agreement dated as of January 27, 1997, as amended and restated as of August 19, 1997, among COROMED, Inc. ("Company"), Omnicare, Inc. ("Omnicare"), and Coromed Acquisition Corporation ("Merger Sub") (the "Merger Agreement"). Specifically, pursuant to the Merger Agreement, Merger Sub, a wholly-owned subsidiary of Omnicare, will merge with and into Company (the "Merger") as of the Effective Time and the shareholders of Company will receive shares of Omnicare Common Stock, and cash in lieu of fractional share interests, (the number of shares to be determined by a formula contained in the Merger Agreement) in exchange for all of their shares of Company Common Stock. Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

                  The following facts and representations are being made available to you for use in the preparation of your opinion. We understand that in rendering your opinion you will rely on such facts and representations and will assume such facts and representations to be true at the Effective Time. Accordingly, we hereby make the following representations, to the best of our knowledge.

                  1. Company is a full service, international contract research organization that offers a broad range of clinical drug development and drug research services.

                  2. The Exchange Ratio, as determined in Section 4.2(a) of the Merger Agreement, is the result of arms-length negotiations between Company and Omnicare.

                  3. There is no plan or intention by the shareholders of Company to sell, exchange, or otherwise dispose of a number of shares of Omnicare Common Stock received in



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Morgan, Lewis & Bockius LLP
August __, 1997
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the Merger that would reduce the Company shareholders' ownership of Omnicare
Common Stock to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding stock of Company as of the same date. For purposes of this representation, shares of Company Common Stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Omnicare Common Stock will be treated as outstanding Company Common Stock on the date of the Merger. Moreover, shares of Company Common Stock that are sold, redeemed or otherwise disposed of prior to, and in contemplation of, the Merger and shares of Omnicare Common Stock that are received by Company shareholders in the Merger and otherwise sold, redeemed, or disposed of subsequent to the Merger will be considered in making this representation.

                  4. Following the Merger, Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets, and at least 90 percent of the fair market value of Merger Sub's net assets and at least 70 percent of the fair market value of Merger Sub's gross assets, held immediately prior to the Merger. For purposes of this representation, amounts paid by Company or Merger Sub to dissenters, amounts paid by Company or Merger Sub to shareholders who receive cash or other property, amounts used by Company or Merger Sub to pay reorganization expenses, and all redemptions and distributions with respect to Company Common Stock (except for regular, normal dividends) made by Company will be included as assets of Company or Merger Sub, respectively, immediately prior to the Merger.

                  5. Company has no plan or intention to issue additional shares of its stock that would result in Omnicare losing control of Company within the meaning of Section 368(c)(1) of the Code.

                  6. There is no intercorporate indebtedness existing between Omnicare and Company or between Merger Sub and Company that was issued, acquired, or will be settled at a discount.

                  7. In the Merger, shares of Company Common Stock representing control of Company, as defined in Section 368(c)(1) of the Code, will be exchanged solely for voting stock of Omnicare. For purposes of this representation, shares of Company Common Stock exchanged for cash or other property originating with Omnicare will be treated as outstanding Company Common Stock on the date of the Merger.

                  8. Immediately after the Effective Time, Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any



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Morgan, Lewis & Bockius LLP
August __, 1997
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person could acquire stock in Company that, if exercised or converted, would affect Omnicare's acquisition or retention of control of Company, as defined in
Section 368(c)(1) of the Code.


                  9. Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.


                  10. On the date of the Merger, the fair market value of the assets of Company will exceed the sum of its liabilities plus the amount of liabilities, if any, to which the assets are subject.


                  11. Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.


                  12. The payment of cash in lieu of fractional shares of Omnicare Common Stock is solely for the purpose of avoiding the expense and inconvenience to Omnicare of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Company shareholders instead of issuing fractional shares of Omnicare Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the Company shareholders in exchange for their shares of Company Common Stock. Except for any cases in which a Company shareholder holds beneficial interests in shares of Company Common Stock through more than one account and such multiple accounts cannot be aggregated, either because the beneficial interests cannot be identified or it would be improper to do so, the fractional share interests of each Company shareholder will be aggregated, and, to the best of the knowledge of the Company, no Company shareholder will receive cash in an amount equal to or greater than the value of one full share of Omnicare Common Stock.


                  13. None of the compensation received by any shareholder-employees of Company will be separate consideration for, or allocable to, any of their shares of Company Common Stock; none of the shares of Omnicare Common Stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement, except for such Omnicare Common Stock as may be acquired pursuant to the exercise of a Company Option or pursuant to the exercise of a Warrant granted under an Employment Agreement or such shares received in exchange for Restricted Shares; and the compensation paid to any



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Morgan, Lewis & Bockius LLP
August __, 1997
Page 4


shareholder-employees will be for services actually rendered, and will be commensurate with amounts paid to third parties bargaining at arms-length for similar services.


                                            Sincerely yours,

                                            COROMED, Inc.


                                            By:___________________________


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                                 Omnicare, Inc.
                               2800 Chemed Center
                              255 East Fifth Street
                              Cincinnati, OH 45202


                                 August __, 1997


Morgan, Lewis & Bockius LLP
2000 One Logan Square
Philadelphia, PA  19103-6993


                  Re:      Acquisition of COROMED
                           ----------------------

Dear Sirs:

                  This letter is provided to you in connection with the tax opinion letter to be issued by your firm with respect to certain transactions to be consummated pursuant to an agreement dated as of January 27, 1997, as amended and restated as of August 19, 1997, among COROMED, Inc. ("Company"), Omnicare, Inc. ("Omnicare"), and Coromed Acquisition Corporation ("Merger Sub") (the "Merger Agreement"). Specifically, pursuant to the Merger Agreement, Merger Sub, a wholly-owned subsidiary of Omnicare, will merge with and into Company (the "Merger") as of the Effective Time and the shareholders of Company will receive shares of Omnicare Common Stock, and cash in lieu of fractional share interests, (the number of shares to be determined by a formula contained in the Merger Agreement) in exchange for all of their shares of Company Common Stock. Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

                  The following facts and representations are being made available to you for use in the preparation of your opinion. We understand that in rendering your opinion you will rely on such facts and representations and will assume such facts and representations to be true at the Effective Time in delivering your opinion. Accordingly, we hereby make the following representations.

                  1. Omnicare is an independent provider of professional pharmaceutical and related consulting services for long-term care facilities, such as nursing homes, retirement centers, and other institutional health care facilities.

                  2. The Exchange Ratio, as determined in Section 4.2(a) of the Merger Agreement, is the result of arms-length negotiations between Company and Omnicare.



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Morgan, Lewis & Bockius LLP
August __, 1997
Page 2


                  3. Prior to the Merger, Omnicare will be in control of Merger Sub within the meaning of Section 368(c)(1) of the Code.

                  4. Following the Merger, Company will continue its historic business or use a significant portion of its historic business assets in a business.

                  5. Omnicare has no plan or intention to reacquire any of its stock issued in the Merger.

                  6. Omnicare has no plan or intention to liquidate Company; to merge Company with or into another corporation; to sell or otherwise dispose of the stock of Company, except for transfers of stock to a corporation controlled by Omnicare, within the meaning of Section 368(c) of the Code; or to cause Company to sell or otherwise dispose of its assets, except for dispositions made in the ordinary course of business or transfers to a corporation controlled by Company, within the meaning of Section 368(c) of the Code.

                  7. Merger Sub will have no liabilities assumed by Company, and will not transfer to Company any assets subject to liabilities, in the Merger.

                  8. Omnicare and Merger Sub will pay their respective expenses, if any, incurred in connection with the Merger.

                  9. There is no intercorporate indebtedness existing between Omnicare and Company or between Merger Sub and Company that was issued, acquired, or will be settled at a discount.

                  10. In the Merger, shares of Company Common Stock representing control of Company, as defined in section 368(c)(1) of the Code, will be exchanged solely for voting stock of Omnicare. For purposes of this representation, shares of Company Common Stock exchanged for cash or other property originating with Omnicare will be treated as outstanding Company Common Stock on the date of the Merger.

                  11. Omnicare does not own, nor has it owned during the past five years, any shares of the stock of Company.

                  12. Neither Omnicare nor Merger Sub is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.



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Morgan, Lewis & Bockius LLP
August __, 1997
Page 3


                  13. The payment of cash in lieu of fractional shares of Omnicare Common Stock is solely for the purpose of avoiding the expense and inconvenience to Omnicare of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Company shareholders instead of issuing fractional shares of Omnicare Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the Company shareholders in exchange for their shares of Company Common Stock. Except for any cases in which a Company shareholder holds beneficial interests in shares of Company Common Stock through more than one account and such multiple accounts cannot be aggregated, either because the beneficial interests cannot be identified or it would be improper to do so, the fractional share interests of each Company shareholder will be aggregated, and, to the best of the knowledge of Omnicare, no Company shareholder will receive cash in an amount equal to or greater than the value of one full share of Omnicare Common Stock.


                                             Sincerely yours,

                                             Omnicare, Inc.


                                             By:________________________